Exhibit 99.1
Schrödinger Reports Third Quarter 2022 Financial Results
Total Revenue Growth of 24 Percent Over Third Quarter of 2021, Driven by Continued Progress Across Drug Discovery Portfolio

Full-Year 2022 Revenue Guidance Range Narrowed with Mix Shifting Toward Drug Discovery

Phase 1 Clinical Trial of MALT1 Inhibitor, SGR-1505, Open for Patient Enrollment

New Preclinical Data for CDC7 Inhibitor, SDGR-2921, to Be Presented at American Society of Hematology 2022 Annual Meeting

New York, November 3, 2022 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based computational platform is transforming the way therapeutics and materials are discovered, today announced financial results for the third quarter of 2022.

“We delivered a strong quarter, with third quarter software revenue in line with our expectations and strong drug discovery revenue, reflecting progress across our portfolio of collaborative and proprietary programs,” stated Ramy Farid, Ph.D., chief executive officer at Schrödinger. “As we progress through the remainder of the year, we are focused on continuing to drive software adoption and advancing our pipeline. Today we announced that we’ve initiated our Phase 1 study for our MALT1 program and we are looking forward to presenting new preclinical data from our CDC7 program at the upcoming ASH meeting. We are very positive about the long-term potential of our underlying business – this quarter’s results highlight the benefits of our balanced model encompassing software licensing, collaborations and proprietary programs.”

Third Quarter 2022 Financial Highlights

	Three Months Ended
	September 30,
	2022	2021	% Change
	(in millions)
Total revenue	$37.0	$29.9	24%
Software revenue	$24.7	$24.3	2%
Drug discovery revenue	$12.3	$5.6	121%

Gross profit	$17.2	$11.1	55%
Software gross margin	72.2%	72.8%

Operating expenses	$63.4	$45.8	38%
Other income (expense)	$6.5	$(0.3)
Net loss	$(39.9)	$(35.0)

At September 30, 2022, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of approximately $479 million, compared to approximately $513 million at June 30, 2022.

Recent Company Highlights
•In October, Schrödinger hosted Platform Day during which the company provided a detailed review of its technology platform and demonstrated the impact of this platform across a growing portfolio that includes 9 collaborative programs in the clinic, 12 active collaborative projects and 18 proprietary programs. During the event, Schrödinger highlighted areas for future innovation and discussed the opportunities for value creation. The company also described six drug discovery case studies, including collaborative programs with Nimbus Therapeutics and Morphic Therapeutic as well as case studies from Schrödinger’s proprietary MALT1, CDC7 and Wee1 programs. Additionally, the company reviewed near- and longer-term opportunities for continued innovation of its physics-based computational platform, including increasing the number and type of discovery targets the platform can advance through hit identification, improving the effectiveness and efficiency with which the platform can advance targets through lead optimization, and expanding the applicability of the platform to new high-value areas.

•In October, Schrödinger announced that it entered into a collaboration with Eli Lilly and Company. Under the terms of the agreement, Schrödinger is responsible for the discovery and optimization of small molecule compounds addressing an undisclosed target. Lilly is responsible for preclinical development, clinical development and commercialization. Schrödinger received an upfront payment and is eligible to receive up to $425 million in discovery, development and commercial milestone payments. Schrödinger is also eligible to receive low single- to low double-digit royalties on net sales of any products emerging from the collaboration in all markets.

•Schrödinger today announced that its Phase 1 clinical trial of its MALT1 inhibitor, SGR-1505, is open to patient enrollment. This dose-escalation study is designed to evaluate the safety, pharmacokinetics, pharmacodynamics, and early signals of clinical activity of SGR-1505 as a monotherapy in patients with relapsed or refractory B-cell malignancies. Once the recommended dose is determined, an expansion cohort is planned to evaluate SGR-1505 in combination with other anti-cancer agents, such as BTK and BCL-2 inhibitors, in patients with specific B-cell malignancies.

•Earlier today, Schrödinger announced that new preclinical data for SGR-2921, a CDC7 inhibitor, will be presented during a poster session at the American Society of Hematology (ASH) 64th Annual Meeting in December 2022. The data demonstrate the strong anti-tumor activity of SGR-2921 in preclinical models of acute myeloid leukemia (AML) both alone and in combination with standard of care therapies for the treatment of AML. SGR-2921 is advancing through IND-enabling studies to support a planned IND submission in the first half of 2023.

•Schrödinger has identified multiple novel Wee1 inhibitors, and preclinical studies are ongoing. Schrödinger’s goal is to select a differentiated Wee1 inhibitor that demonstrates strong anti-tumor activity with limited off-target effects. The company now expects to select a Wee1 development candidate in the first half of 2023 and submit an IND in the first half of 2024. Wee1 is emerging as a potentially important therapeutic target for a range of solid tumors, including ovarian and uterine cancer.

•In October, Schrödinger’s collaborator Morphic Therapeutic presented Phase 1 data from MORF-057 at the United European Gastroenterology Week 2022. These data reinforce previously reported safety and pharmacodynamic data from the MORF-057-101 study. MORF-057 is being developed as an oral α4β7 inhibitor candidate for the treatment of inflammatory bowel disease, with an initial focus in ulcerative colitis.

•In August, Schrödinger’s collaborator Nimbus Therapeutics presented data at the American Chemical Society Fall 2022 meeting describing how structural biology and computational chemistry insights were leveraged to produce NDI-034858, its novel TYK2 inhibitor. Phase 2 clinical studies are ongoing to evaluate NDI-034858 in moderate-to-severe plaque psoriasis and psoriatic arthritis.

•Schrödinger was recently ranked Number 21 on Newsweek’s List of “America's 100 Most Loved Workplaces.”

2022 Financial Outlook
As of November 3, 2022, Schrödinger outlined the following expectations for the fiscal year ending December 31, 2022:
•Total revenue is now expected to range from $167 million to $175 million, compared to the prior expectation of $161 million to $181 million. The updated range represents growth of 21 percent to 27 percent over 2021.
•Total software revenue is now expected to range from $122 million to $127 million, compared to the prior expectation of $126 million to $136 million. The updated range represents eight percent to 12 percent growth over 2021. The full year 2022 software revenue expectation implies fourth quarter 2022 software revenue to range from $34 million to $39 million.
•Total drug discovery revenue is now expected to range from $45 million to $48 million, compared to the prior expectation of $35 million to $45 million. This higher range represents 82 percent to 94 percent growth over 2021.
•Operating expense growth is now expected to be approximately 40 percent for 2022 compared to the prior expectation of slightly lower than 42 percent.
•Software gross margin percentage is still expected to be in the mid-70s.

“Despite the challenging macroeconomic and industry environment, our tightened total revenue guidance for 2022 remains within our original range,” stated Geoff Porges, MBBS, chief financial officer at Schrödinger. “We consider our balanced business model to be one of our greatest strengths, and this quarter’s results reflect the growing contribution of our drug discovery portfolio to our operating results and overall value.”

Webcast and Conference Call Information
Schrödinger will host a conference call to discuss its third quarter 2022 financial results on Thursday, November 3, 2022, at 4:30 p.m. ET. The live webcast can be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. To participate in the live call, please register for the call here. It is recommended that participants register at least 15 minutes in advance of the call. Once registered, participants will receive the dial-in information. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

About Schrödinger
Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based computational platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is licensed by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance a portfolio of collaborative and proprietary programs to address unmet medical needs.
Founded in 1990, Schrödinger has approximately 800 employees and is engaged with customers and collaborators in more than 70 countries. To learn more, visit www.schrodinger.com, follow us on LinkedIn and Instagram, or visit our blog, Extrapolations.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding Schrödinger’s expectations about the speed and capacity of its computational platform, its financial outlook for the fiscal year ending December 31, 2022 and fourth quarter ending December 31, 2022, its plans to continue to invest in research and its strategic plans to accelerate the growth of its software licensing business and advance its collaborative and proprietary drug discovery programs, the long-term potential of its business, its ability to improve and advance the science underlying its platform, the initiation, timing, progress, and results of its proprietary drug discovery programs and product candidates and the drug discovery programs and product candidates of its collaborators, the clinical potential and favorable properties of its CDC7, MALT1, and Wee1 inhibitors, including SGR-1505 and SGR-2921, the clinical potential and favorable properties of its collaborators’ product candidates, as well as expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond Schrödinger’s control, including the demand for its software platform, its ability to further develop its computational platform, its reliance upon third-party providers of cloud-based infrastructure to host its software solutions, factors adversely affecting the life sciences industry, fluctuations in the value of the U.S. dollar and foreign currencies, its reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on its business and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the Securities and Exchange Commission on November 3, 2022, as well as future filings and reports by the company. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, Schrödinger undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:
Jaren Irene Madden (Investors)
Schrödinger, Inc.
jaren.madden@schrodinger.com
617-286-6264

Tracy Lessor (Media)
Schrödinger, Inc.
tracy.lessor@schrodinger.com
617-519-9827

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Software products and services	$24,667	$24,280	$87,759	$74,672
Drug discovery	12,313	5,570	36,353	17,089
Total revenues	36,980	29,850	124,112	91,761
Cost of revenues:
Software products and services	6,866	6,611	21,478	18,158
Drug discovery	12,913	12,124	40,316	34,344
Total cost of revenues	19,779	18,735	61,794	52,502
Gross profit	17,201	11,115	62,318	39,259
Operating expenses:
Research and development	32,885	23,219	91,830	65,759
Sales and marketing	7,161	5,556	21,260	16,175
General and administrative	23,318	17,014	67,507	46,253
Total operating expenses	63,364	45,789	180,597	128,187
Loss from operations	(46,163)	(34,674)	(118,279)	(88,928)
Other (expense) income:
(Loss) gain on equity investments	(3)	—	11,825	(1,781)
Change in fair value	5,273	(627)	(16,591)	19,279
Other income	1,231	286	1,263	1,063
Total other income (expense)	6,501	(341)	(3,503)	18,561
Loss before income taxes	(39,662)	(35,015)	(121,782)	(70,367)
Income tax expense (benefit)	194	(4)	199	137
Net loss	(39,856)	(35,011)	(121,981)	(70,504)
Net loss attributable to noncontrolling interest	(3)	(4)	(2)	(824)
Net loss attributable to Schrödinger common and limited common stockholders	$(39,853)	$(35,007)	$(121,979)	$(69,680)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(0.56)	$(0.49)	$(1.71)	$(0.99)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	71,207,992	70,784,184	71,140,682	70,481,901

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$102,817	$120,267
Restricted cash	5,803	3,000
Marketable securities	370,739	456,212
Accounts receivable, net of allowance for doubtful accounts of $124 and $108	23,583	31,744
Unbilled and other receivables, net for allowance for unbilled receivables of $40 and $30	12,155	8,807
Prepaid expenses	9,104	5,030
Total current assets	524,201	625,060
Property and equipment, net	13,755	10,025
Equity investments	27,177	43,167
Goodwill	4,791	—
Intangible assets, net	720	—
Right of use assets	88,462	75,384
Other assets	2,879	2,851
Total assets	$661,985	$756,487
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$10,918	$8,079
Accrued payroll, taxes, and benefits	18,904	18,405
Deferred revenue	43,920	55,368
Lease liabilities	8,683	2,042
Other accrued liabilities	6,396	7,317
Total current liabilities	88,821	91,211
Deferred revenue, long-term	21,977	30,064
Lease liabilities, long-term	87,165	77,827
Other liabilities, long-term	900	300
Total liabilities	198,863	199,402
Commitments and contingencies (Note 6)
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $$0.01 par value. Authorized 500,000,000 shares; 62,067,768 and 61,834,515 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	620	618
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	92	92
Additional paid-in capital	818,015	786,964
Accumulated deficit	(351,931)	(229,952)
Accumulated other comprehensive loss	(3,686)	(651)
Total stockholders' equity of Schrödinger stockholders	463,110	557,071
Noncontrolling interest	12	14
Total stockholders' equity	463,122	557,085
Total liabilities and stockholders' equity	$661,985	$756,487

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(121,981)	$(70,504)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on equity investments	(11,825)	1,781
Noncash revenue from equity investments	—	(59)
Fair value adjustments	16,591	(19,279)
Depreciation and amortization	3,202	2,195
Stock-based compensation	29,425	19,034
Noncash research and development expenses	—	811
Noncash investment amortization	2,102	4,736
Loss on disposal of property and equipment	14	140
Decrease (increase) in assets, net of acquisition:
Accounts receivable, net	8,673	20,071
Unbilled and other receivables	(3,272)	(1,358)
Reduction in the carrying amount of right of use assets	4,812	4,724
Prepaid expenses and other assets	(6,837)	(2,720)
Increase (decrease) in liabilities, net of acquisition:
Accounts payable	2,597	(229)
Accrued payroll, taxes, and benefits	499	2,010
Deferred revenue	(19,535)	(10,190)
Lease liabilities	920	(3,705)
Other accrued liabilities	(126)	1,611
Net cash used in operating activities	(94,741)	(50,931)
Cash flows from investing activities:
Purchases of property and equipment	(6,668)	(6,210)
Purchases of equity investments	(600)	(3,700)
Distribution from equity investment	11,825	375
Proceeds from sale of equity investments	—	15,735
Acquisition, net of acquired cash	(6,427)	—
Purchases of marketable securities	(203,375)	(340,509)
Proceeds from maturity of marketable securities	283,711	339,588
Net cash provided by investing activities	78,466	5,279
Cash flows from financing activities:
Issuances of common stock upon stock option exercises	1,628	6,710
Contribution by noncontrolling interest	—	25
Net cash provided by financing activities	1,628	6,735
Net decrease in cash and cash equivalents and restricted cash	(14,647)	(38,917)
Cash and cash equivalents and restricted cash, beginning of period	123,267	202,796
Cash and cash equivalents and restricted cash, end of period	$108,620	$163,879

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$462	$236
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable	198	59
Purchases of property and equipment in accrued liabilities	109	—
Acquisition of right to use assets, contingency resolution	1,513	—
Acquisition of right of use assets	14,767	71,054
Acquisition of lease liabilities	14,767	71,054